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                                                                   Exhibit 10.49

                                    AGREEMENT

            AGREEMENT, dated as of January 22, 2000, by and between VORNADO REALTY TRUST, a Maryland real estate investment trust (hereinafter referred to as "Employer") and MELVYN H. BLUM, an individual (hereinafter referred to as "Employee").

            IN CONSIDERATION of the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

            1. Employment.

            Employer hereby agrees to employ Employee, and Employee agrees to serve as Executive Vice President-Development of Employer and President of Employer's Development Division during the Period of Employment, as defined in
Section 2.

            2. Period of Employment.

            The "Period of Employment" shall be the period commencing on January 24, 2000 and, subject to the provisions of this Agreement, ending on January 23, 2005; provided, that, commencing on January 24, 2004, and on each January 24 thereafter, the Period of Employment shall automatically be extended for one (1) additional year unless either party gives written notice not to extend this Agreement prior to three (3) months before such extension would be effectuated.

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            3. Duties During the Period of Employment.

            Employee shall be in charge of Employer's development activities, supervise development employees, supervise joint ventures and supervise outside contractors and vendors. During the Period of Employment, Employee shall report directly to Messrs. Steven Roth and Michael Fascitelli. Subject to the supervisory powers of Messrs. Roth and Fascitelli, Employee shall have those powers and duties normally associated with the position of Executive Vice President-Development and such other powers and duties as may be prescribed by Messrs. Roth and Fascitelli, provided that such other powers and duties are consistent with Employees's position as Executive Vice President-Development.

            Employee shall devote his full business time, attention and efforts to the affairs of Employer and its subsidiaries during the Period of Employment; provided, however, that Employee may engage in other activities, such as activities involving trade, charitable, educational, religious and similar types of organizations (all of which are hereby deemed to benefit Employer), speaking engagements, membership on the board of directors of non-profit organizations, and similar type activities to the extent that such other activities do not materially impair the performance of his duties under this Agreement, or inhibit or conflict in any material way with the business of Employer and its subsidiaries. In addition, Employee shall be permitted, to the extent such activities do not substantially interfere with the performance by Employee of his duties and responsibilities hereunder or violate Section 8 hereof, to serve as an officer, employee, trustee, director, shareholder and/or general partner of any entity (or any successor


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thereto) that currently owns, directly or indirectly, any property or entity listed in Exhibit A attached hereto, provided that, for each such entity, Employee's activities are primarily related to such properties.

            4. Cash Compensation.

            Employer shall pay to Employee a salary ("Base Compensation") at an annual rate of no less than $500,000.00, to be paid in equal biweekly installments. Increases in Base Compensation, if any, shall be determined by the Compensation Committee of the Board based on periodic reviews of Employee's performance conducted no less frequently than annually. If Employee's Base Compensation is increased by Employer, such increased compensation shall then constitute the Base Compensation for all purposes of this Agreement. Employee's Base Compensation shall not be reduced during the term of this Agreement.

            5. Share Options; Restricted Stock.

            (a) Employer shall grant Employee share options to purchase 250,000 shares of Employer's Common Shares of Beneficial Interest ("Stock") pursuant to the terms of Employer's 1993 Omnibus Share Plan (the "1993 Plan") at a purchase price per share equal to the fair market value of the Stock on the date the options are granted. Such options shall be granted on the first day of the Period of Employment, Employer shall take all necessary actions to ensure that such options qualify, to the extent permitted, as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Such options shall be subject to the general terms of the 1993 Plan and the share option agreement thereunder. The share options shall become


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exercisable at a rate of 33-1/3% after the first anniversary of the date of grant, and an additional 33-1/3% on each of the second and third anniversaries of such date, provided Employee remains an employee of Employer on such respective dates. Employer will grant Employee share options with respect to not less than 100,000 shares in each of the Company's fiscal years during the Period of Employment beginning with the 2001 fiscal year.

            (b) Employer shall grant Employee 148,148 shares of Stock pursuant to the terms of the 1993 Plan on the first day of the Period of Employment, subject to the vesting provisions of this paragraph. Dividends on all vested shares shall be paid to Employee on a current basis. Such shares of stock shall vest at the rate of 20% on each of the first five anniversaries of the date of grant, provided that Employee remains an employee of Employer on such date.

            Following the execution of this Agreement, Employer will look into establishing a "rabbi trust" for restricted stock (and the accompanying dividends at the Employee's option) granted to Employer's executives. In the event no such rabbi trust is established prior to the first anniversary of the date of grant of restricted stock under this paragraph (b), Employer will establish such a rabbi trust solely for the benefit of Employee.

            6. Other Employee Benefits.

            (a) Vacation and Sick Leave.

            Employee shall be entitled to the normal and customary amount of paid vacation provided to Employer's senior executives, but in no event less than four (4)


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weeks annually, beginning on the date hereof. In addition, Employee shall be entitled to the same sick leave and holidays provided to other executive employees of Employer of his level.

            (b) Automobile.

            Employer shall provide Employee with the use of an automobile of his choice of the same quality as that provided to other corporate officers of equal or similar position and pay all expenses incurred by Employee in connection with the business use of the automobile.

            (c) Regular Reimbursed Business Expenses.

            Employer shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of his duties during the Period of Employment, and such other facilities or services as Employer and Employee may, from time to time, agree are reimbursable.

            (d) Employee Benefit Plans or Arrangements.

            In addition to the cash compensation provided for in Section 4 hereof and the share options and restricted stock provided in Section 5 hereof, Employee, subject to meeting eligibility provisions and to the provisions of this Agreement, shall be entitled to participate in all employee benefits plans of Employer, as presently in effect or as they may be modified or added to by Employer from time to time, including, without limitation, plans providing retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance. Without limiting the foregoing, Employee shall be entitled to (i) tax preparation and financial planning


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assistance of $15,000 per calendar year, (ii) upon approval by an insurance carrier, a $3 million five-year renewal term life insurance policy or at Employee's election other life insurance with a comparable cost to Employer and
(iii) an Employer-provided medical examination on an annual basis at a medical clinic selected by Employee and reasonably satisfactory to Employer's Chief Executive Officer or President.

            (e) Executive Compensation Plans.

            Employee, subject to meeting the eligibility provisions thereunder, shall be entitled to participate in Employer's executive compensation plans, as presently in effect or as they may be modified or added to by Employer from time to time, including, without limitation, annual bonus plans, long-term incentive plans, deferred compensation plans and share option and other stock based plans.

            (f) Services Furnished.

            During the Period of Employment, Employer shall furnish Employee with office space in New York City, stenographic and secretarial assistance and such other facilities and services appropriate to his position and reasonable resources necessary to carry out his responsibilities.

            (g) Loan.

            During the Period of Employment, Employer will make one or more loans to Executive in the aggregate amount of up to $2,000,000. Each of such loans shall be on a revolving principal basis subject to the following terms and conditions:

            (i) each loan must be in an amount of at least $400,000;

            (ii) each loan shall be full recourse to Employee;


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            (iii) the principal amount of each loan shall be due and payable upon the earlier of (x) five years from the date of the loan, (y) 30 days of the date of Employer's termination of employment for any reason (other than for Cause), or (z) a termination of employment for Cause.

            (iv) each loan shall be subject to interest at the applicable Federal rate under, Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the date the loan is made;

            (v) Employee shall not be required to pledge or otherwise hypothecate or encumber any of Employee's personal assets in connection with such loan; and

            (vi) the agreements evidencing such loans shall contain such additional terms and conditions as are mutually acceptable to Employer and Employee.

            (h) Relocation Expenditures.

            Upon presentation of reasonable documentation, Employer shall reimburse Employee for relocation expenses which, after provision for the net amount of all income taxes payable by Employee with respect to the receipt of such amounts (taking into account any moving expense or other deductions available to Employee) shall include but not be limited to reasonable moving expenses, temporary living expenses and real estate commissions. Notwithstanding the foregoing, the total amount payable by Employer to Employee under this Section shall not exceed $150,000.

            7. Termination and Termination Benefits.

            The termination of Employee's employment during the Period of Employment by Employee or Employer shall not be treated as a breach of this agreement.


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            (a) Termination by the Employer Without Cause.

            The Employer may terminate the Period of Employment and Employee's employment hereunder without "Cause" upon written notice to Employee. For purposes of this Section 7(a), a termination of the Period of Employment by the Employer without Cause shall include any termination by the Employer (other than a termination for Cause as defined in Section 7(b) below).

            (b) Termination by the Employer for Cause.

            Subject to the following paragraph, the Employer may terminate the Period of Employment and Employee's employment hereunder for "Cause" upon written notice to Employee. For purposes of this Section 7(b), a termination for Cause shall only mean a termination as a result of (i) Employee's willful misconduct with regard to Employer or to any entity in control of, controlled by or under common control with the Employer (an "Affiliate"), including, but not limited to, any preferred stock subsidiary of the Employer, that is materially economically injurious to Employer, (ii) Employee's conviction of, or plea of guilty or nolo contendere to, a felony (other than a traffic violation) or (iii) Employee's willful and continued failure to use reasonable business efforts to attempt to substantially perform his duties hereunder (other than such failure resulting from Employee's incapacity due to a physical or mental illness or subsequent to the issuance of a notice of termination by Employee for Good Reason) after demand for substantial performance is delivered by Employer in writing that specifically identifies the manner in which Employer believes Employee has not used reasonable business efforts to attempt to substantially perform his duties.


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            For purposes of this Section 7(b), in addition to the other legal requirements to be "willful", no act, or failure to act, by Employee shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of Employer. In addition, no action or inaction shall give rise to a right of Employer to terminate this Agreement and Employee's employment hereunder for Cause pursuant to the preceding paragraph unless and until Employer has delivered to Employee a copy of a resolution duly adopted by a majority of the Board at a meeting of the Board called and held for such purpose after reasonable (but in no event less than thirty (30) days) notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board, finding that in the good faith opinion of the Board, Employee was guilty of any conduct set forth in the preceding paragraph and specifying the particulars thereof in detail. This
Section 7(b) shall not prevent Employee from challenging in any court of competent jurisdiction the Board's determination that Cause exists or that Employee has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination.

            (c) Termination by Employer Due to Disability.

            If, due to illness, physical or mental disability, or other incapacity, Employee is substantially unable, for one hundred and eighty (180) consecutive days, to perform his duties hereunder, Employer may terminate the Period of Employment and his Employment hereunder upon at least thirty (30) days' prior written notice to Employee given after one hundred eighty (180) days, and provided Employee does not


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return to the substantial performance of his duties on a full-time basis within such thirty (30) day period.

            (d) Termination by Employee With Good Reason.

            Subject to the following paragraph, Employee may terminate the Period of Employment and his employment hereunder for "Good Reason" upon written notice to Employer. For purposes of this Section 7(d), a termination for Good Reason shall mean a termination as a result of (unless otherwise consented to in writing by Employee) (i) the failure to appoint Employee to the positions set forth in Section 1, the alteration of the duties, responsibilities and authority of Employee as set forth in Section 1 in a manner that is materially and adversely inconsistent with such duties, and responsibilities or authority or a change to Employee's position or title; (ii) a failure by Employer to pay when due any compensation to Employee or to substantially provide any benefit to Employee; (iii) the relocation of Employer's principal executive offices to a location other than the New York metropolitan area or relocation of Employee's own office location from that of the principal executive offices; (iv) any purported termination of Employee's employment for Cause which is not effected pursuant to the procedures of Section 7(b) (and for purposes of this Agreement, no such purported termination shall be effective); (v) Employer's material breach of any material term contained in this Agreement; (vi) a Change in Control (as defined below), or (vii) any requirement that Employee report to anyone other than the President of Employer or the Chief Executive Officer of Employer. Employee's right to terminate his employment hereunder for Good Reason shall not be affected by his incapacity due to physical or mental illness.


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            For purposes of this Section 7(d), no action or inaction shall give rise to the right of Employee to terminate the Period of Employment and Employee's employment hereunder for Good Reason unless a written notice is given by Employee to the Employer within one hundred twenty (120) days after Employee has actual knowledge of the occurrence of the event giving rise to Employee's right to terminate pursuant to this Section 7(d), and such event has not been cured within thirty (30) days after such notice. Employee's continued employment during the one hundred and twenty (120) day period referred to above in this
Section 7(d), shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

            For purposes of this Section 7(d), "Change in Control" shall mean the occurrence of any one of the following:

            (i) individuals who, as of January 24, 2000, constitute the Board (the "Incumbent Trustees") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a trustee subsequent to January 24, 2000 whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of Employer in which such person is named as a nominee for trustee, without objection to such nomination) shall be an Incumbent Trustee, provided, however, that no individual initially elected or nominated as a trustee of Employer as a result of an actual or threatened election contest with respect to trustees or as a result of any other


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actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Trustee;

            (ii) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after January 24, 2000, a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing 30% or more of the combined voting power of Employer's then outstanding securities eligible to vote for the election of the Board (the "Employer's Voting Securities"), provided, however, that an event described in this paragraph (ii) shall not be deemed to be Change in Control if any of the following becomes such a beneficial owner: (A) Employer or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of Employer or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by Employer or any majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) Employee or any group of persons including Employee (or any entity controlled by Employee or any group of persons including Employee) or
(F) (i) any of the partners (as of January 1, 1998) in Interstate Properties ("Interstate") including immediate family members and family trusts or family-only partnerships and any charitable foundations of such partners (the "Interstate Partners"), (ii) any entities the majority of the voting interests of which are beneficially owned by the Interstate Partners, or (iii) any "group"


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(as described in Rule 13d-5(b)(i) under the Exchange Act) including the
Interstate Partners, provided, that the Interstate Partners beneficially own a majority of Employer's Voting Securities beneficially owned by such group (the persons in (i), (ii) and (iii) shall be individually and collectively referred to herein as "Interstate Holders");

            (iii) the consummation of a merger, consolidation, share exchange or similar form of transaction involving Employer or any of its Subsidiaries, or the sale or other disposition of all or substantially all of Employer's assets (a "Business Transaction"), unless immediately following such Business Transaction (y) more than fifty percent (50%) of the total voting power of the entity resulting from such Business Transaction or the entity acquiring Employer's assets of the Operating Partnership in such Business Transaction (the "Surviving Corporation") is beneficially owned, directly or indirectly, by the Interstate Holders or Employer's shareholders immediately prior to any such Business Transaction, and (z) no person (other than the persons set forth in clauses (A), (B), (C), or (F) of paragraph (ii) above or any tax-qualified, broad-based employee benefit plan of the Surviving Corporation or its Affiliates) beneficially owns, directly or indirectly, 30% or more of the total voting power of the Surviving Corporation (a "Non- Qualifying Transaction"); or

            (iv) Board approval of a liquidation or dissolution of Employer, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by Employer's shareholders in substantially the same proportions as such shareholders owned Employer's outstanding voting


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common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of Employer under this Agreement and any equity grant.

            (e) Termination by Employee Other Than Pursuant to Section 7(d).

            Employee may terminate this Agreement and Employee's employment hereunder at any time, for any reason upon ninety (90) days' prior written notice to Employer. All share options and restricted stock which have previously vested in accordance with the provisions of Section 5 shall be deemed to be owned by the Employee upon such termination.

            (f) Death Benefit.

            Notwithstanding any other provision of this Agreement, the Period of Employment shall terminate on the date of Employee's death. In such event, (i) Employee's estate shall be paid the amount specified in Section 7(g)(i) below and one (1) times Employee's annual rate of Base Salary and (ii) Employer shall provide Employee's spouse and dependents with welfare benefits as provided in
Section 7(g)(ii) for one (1) year from the date of death.

            (g) Termination Compensation.

            Upon the termination of the Period of Employment and Employee's employment hereunder, Employer shall provide Employee with the payments and benefits set forth below. Employee acknowledges and agrees that the payments and benefits set forth in this Section and elsewhere herein and in other written grants and agreements constitute liquidated damages for termination of his employment hereunder (including any nonextension of the Period of Employment).


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            (i) Upon a termination of the Period of Employment and Employee's employment hereunder, Employee shall be entitled to promptly receive (A) his Base Compensation through the effective date of termination, (B) if such termination is other than pursuant to Section 7(b) hereof, any annual earned bonus for any completed fiscal year, (C) if such termination is pursuant to Sections 7(a), 7(c) or 7(d) hereof, a pro rata share of Employee's annual target bonus for the fiscal year of termination, (D) the benefits, fringes and perquisites, including without limitation accrued vacation (provided that if the termination is pursuant to Section 7(b) or 7(e) hereof, only such payment of accrued vacation as is required by law or Employer's vacation policy), provided pursuant to Section 6 hereof up to the effective date of such termination and
(E) any other amount due Employee under any other program or plan of Employer.

            (ii) In the event of a termination of the Period of Employment and Employee's employment pursuant to Section 7(a) or 7(d) hereof, Employee shall be fully vested in the share options and restricted stock referred to in Section 5 hereof. In addition, if such termination occurs on or after the fourth anniversary of the commencement of the Period of Employment, Employee shall also be entitled to (A) receive an amount (the "Severance Amount") equal to the sum of (x) three times Employee's annualized Base Compensation (as in effect on the date of such termination or, if greater, immediately prior to the Good Reason event, if any, based on which the termination of employment occurs) and (y) three times Employee's Bonus Severance Amount (as defined herein). The "Bonus Severance Amount" shall mean an amount equal to the average of all annual bonuses earned by the Employee from Employer in the


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two (2) fiscal years ending immediately prior to Employee's termination; (the
Severance Amount shall be payable in a lump sum within thirty (30) days of such termination). In the event of a termination pursuant to Section 7(a) or 7(d) hereof on or after the fourth anniversary of the commencement of the Period of Employment, Employee (his spouse and his dependents, if applicable) shall also be entitled to continue to participate in the medical, dental, hospitalization and life insurance programs existing on the date of termination (or any replacement plans for any such plans) with regard to senior executive officers of a similar level (or their cash equivalents, and, if Employer provides a cash payment in lieu of such benefits, it shall be calculated on a grossed-up tax basis as if Employee had remained an employee) for three (3) years from the date of termination; provided, that Employee shall be obligated to make all employee contributions required to receive such benefits under Employer's programs and that such continued benefits shall terminate on the date or dates Employee receives equivalent coverage and benefits, without waiting period or pre-existing conditions limitations, under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit, basis). Employee shall not be entitled to any compensation or benefits pursuant to this Section 7(g)(ii) if his employment hereunder is terminated pursuant to Section 7(b) or as a result of Employee's voluntary termination pursuant to Section 7(e).


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            (h) No Mitigation.

            All amounts due hereunder shall be paid without any obligation to mitigate and such amounts shall not be reduced by or offset by any other amounts earned by Employee or any claims of Employer.

            8. Non-Competition and Non-Disclosure.

            In consideration of the benefits to be provided to Employee hereunder, Employee covenants that he will not, without the consent in writing of Employer, (a) during the Period of Employment and the twelve (12) month period following his termination of employment for any reason other than pursuant to Section 7(c) hereof, Employee will not engage in any business otherwise competitive with that of Employer or any of its subsidiaries in the States of New Jersey, New York, Pennsylvania, Maryland, Massachusetts and Connecticut; and (b) upon termination of the Period of Employment for any reason whatsoever, Employee will not for a period of one year thereafter, (i) solicit any employees of Employer or its subsidiaries to leave their employment, or (ii) copy, remove from Employer or its subsidiaries, disclose or make any use of, any client list, confidential business information with respect to clients, material relating to the practices or procedures of Employer or its subsidiaries, or any other proprietary information. Notwithstanding the foregoing, this Section shall not apply to (i) Employee's activities with respect to any property listed in Exhibit A attached hereto, provided that such activities are reasonably necessary to avoid a breach of Employee's or the general partner's fiduciary or other duty to the owner or other owners of such property (Employee agrees that the activities prohibited by clause (b)(i) of the preceding sentence


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are not reasonably necessary to avoid a breach of such duties), (ii) the acquisition, operation, development, management, leasing or disposition of any property by any entity in which Employee owns or acquires an equity interest as a minority passive investor (including, but not limited to as a limited partner or a non-operating member of a limited liability company, but not including as a general partner) having no managerial or similar role with respect to such property, or (iii) the ownership of less than one (1%) percent of any publicly traded corporation, whether or not such corporation is in competition with the Employer, provided that if Employee wishes to trade shares of a publicly traded real estate company, he shall obtain the Employer's prior approval.

            Employee acknowledges that the restrictions, prohibitions and other provisions of this Section 8 are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of the Employer and are a material inducement to the Employer to enter into this Agreement. It is the intention of the parties hereto that the restrictions contained in this paragraph be enforceable to the fullest extent permitted by applicable law. Therefore, to the extent any court of competent jurisdiction shall determine that any portion of the foregoing restrictions is excessive, such provision shall not be entirely void, but rather shall be limited or revised only to the extent necessary to make it enforceable. Should Employee engage in or perform, directly or indirectly, any of the acts prohibited by
Section 8 hereof, it is agreed that the Employer shall be entitled to seek full injunctive relief, to be issued by any competent court of equity, enjoining and restraining Employee and each and every other person, firm, organization, association, or corporation concerned therein,


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from the continuance of such violative acts. The foregoing remedy available to
Employer shall not be deemed to limit or prevent the exercise by the Employer of any or all further rights and remedies which may be available to the Employer hereunder or at law or in equity.

            9. Burden and Benefit.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and assigns. In the event of the death of Employee at or after his termination, any amounts due hereunder shall be paid to his estate unless he has designated a beneficiary.

            10. Legal Fees and Expenses.

            If any contest or dispute shall arise between Employer and Employee regarding any provision of this Agreement or any equity grant or other agreement or compensation arrangement specifically set forth or provided for herein, Employer shall reimburse Employee for all legal fees and expenses reasonably incurred by Employee in connection with such contest or dispute, but only if Employee is successful in respect of substantially all of the Employee's claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent Employer receives reasonable written evidence of such fees and expenses.


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            11. Indemnification.

            (a) General.

            Employer agrees that if Employee is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), arising out of Employee's services to Employer, Employee shall be indemnified and held harmless by Employer to the fullest extent authorized by Maryland law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by Employee in connection therewith, and such indemnification shall continue as to Employee even if Employee has ceased to be an officer or is no longer employed by Employer and shall inure to the benefit of his heirs, executors and administrators.

            (b) Expenses.

            As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

            (c) Enforcement.

            If a claim or request under this Agreement is not paid by Employer or on its behalf, within thirty (30) days after a written claim or request has been received by Employer, Employee may at any time thereafter bring suit against Employer to recover the unpaid amount of the claim or request and if successful in whole or in part, Employee


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shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable Maryland law.

            (d) Partial Indemnification.

            If Employee is entitled under any provision of this Agreement to indemnification by Employer for some or a portion of any Expenses, but not, however, for the total amount thereof, Employer shall nevertheless indemnify Employee for the portion of such Expenses to which Employee is entitled.

            (e) Advances of Expenses.

            Expenses incurred by Employee in connection with any Proceeding shall be paid by Employer in advance upon request of Employee that Employer pay such Expenses; but, only in the event that Employee shall have delivered in writing to Employer (i) an undertaking to reimburse Employer for Expenses with respect to which Employee is not entitled to indemnification and (ii) an affirmation of his good faith belief that the standard of conduct necessary for indemnification by Employer has been met.

            (f) Notice of Claim.

            Employee shall give to Employer notice of any claim made against him for which indemnification will or could be sought under this Agreement. In addition, Employee shall give Employer such information and cooperation as it may reasonably require and as shall be within Employee's power and at such times and places as are convenient for Employee.

            (g) Defense of Claim.

            With respect to any Proceeding as to which Employee notifies Employer of the commencement thereof:

            (i) Employer will be entitled to participate therein at its own expense; and

            (ii) Except as otherwise provided below, to the extent that it may wish, Employer will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Employee, which in Employer's sole discretion may be regular counsel to Employer and may be counsel to other officers and directors of Employer or any subsidiary. Employee also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between Employer and Employee, and under such circumstances the fees and expenses of such counsel shall be at the expense of Employer.

            (iii) Employer shall not be liable to indemnify Employee under this Agreement for any amounts paid in settlement of any action or claim effected without his written consent. Employer shall not settle any action or claim in any manner which would impose any penalty or limitation on Employee without Employee's written consent. Neither Employer nor Employee will unreasonably withhold or delay their consent to any proposed settlement.

            (h) Non-exclusivity.

            The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which Employee may have or hereafter may acquire under any statute, provision of the declaration of trust or certificate of incorporation or by-laws of Employer or any subsidiary, agreement, vote of shareholders or disinterested directors or trustees otherwise.

            12. Governing Law.

            This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New York, without references to principles of conflict of laws. If under such law any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

            13. Notices.

            All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (in the Employer's case to its Secretary) or twenty-four (24) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail -- addressed, in the case of Employee, to him at his residential address, and in the case of Employer, to its corporate headquarters, attention of the Secretary, or to such other address as Employee or Employer may designate in writing at any time or from time to time to the other party. In lieu of notice by deposit in the U.S. mail, a party may give notice by telegram or telex.

            14. Amendment.

            No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by Employee and by a duly authorized officer of the Employer, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            15. Survival.

            The respective obligations of, and benefits afforded to, Employee and Employer as provided in Sections 8 and 11 of this Agreement shall survive the termination of this Agreement.

            16. No Conflict of Interest.

            During the Period of Employment, Employee shall not directly, or indirectly render service, or undertake any employment or consulting agreement with another entity without the express written consent of the Board of Trustees of the Employer.

            17. Counterparts.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one of the same instrument.

            18. Section Headings.

            The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

            19. Miscellaneous.

            This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. Any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                                      VORNADO REALTY TRUST


                                      By: /s/ Michael Fascitelli
                                          ----------------------
                                          Michael Fascitelli


                                          /s/ Melvyn H. Blum
                                          ------------------
                                          Melvyn H. Blum

                                    Exhibit A

1.    M. H. Blum Corporation.

2.    Blum Interests, Inc.

3. Pre-existing corporations and partnerships in which Tishman Speyer or its affiliates were in control.